UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               DIAGNON CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                 13-3078199
  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
   Incorporation or Organization)



              9600 MEDICAL CENTER DRIVE, ROCKVILLE, MARYLAND 20850
                    (Address of Principal Executive Offices)

                   DIAGNON CORPORATION 1988 STOCK OPTION PLAN
                   DIAGNON CORPORATION 1998 STOCK OPTION PLAN
                            (Full Title of the Plan)


                                  KEVIN O'NEILL
                               DIAGNON CORPORATION
              9600 MEDICAL CENTER DRIVE, ROCKVILLE, MARYLAND 20850
                                 (301) 251-2801
                     (Name and Address of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                 PROPOSED      PROPOSED
TITLE OF                         MAXIMUM       MAXIMUM
SECURITIES         AMOUNT        OFFERING      AGGREGATE         AMOUNT OF
TO BE              TO BE         PRICE PER     OFFERING          REGISTRATION
REGISTERED         REGISTERED    UNIT          PRICE             FEE
--------------------------------------------------------------------------------
Common Shares
 $.01 Par Value    100,000        $ 2.50     $ 250,000.00       $ 69.50

================================================================================


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM  1. PLAN INFORMATION

         The information required by Item 1 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.


ITEM  2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The information required by Item 2 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Diagnon Corporation (the "Company" or "Registrant") with the Securities and Exchange Commission under the Securities and Exchange Act of 1934 are hereby incorporated by reference in this Registration Statement:

                  (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1998 which was filed with the Securities and Exchange Commission on August 28, 1998;

                  (b) the Company's Quarterly Report on Form 10-QSB, which the Registrant filed for the quarter ended August 31, 1998, which was filed with the Securities and Exchange Commission on October 14, 1998;

                  (c) the Company's Quarterly Report on Form 10-QSB, which the Registrant filed for the quarter ended November 30, 1998, which was filed with the Securities and Exchange Commission on January 14, 1999;

                  (d) the description of the Registrant's Common Stock, par value $.01 per share, contained in the Registration Statement on Form 8-A, which the Registrant filed on October 22, 1997, together with any amendment or report that the Registrant may file for the purpose of updating such description; and

                  (e) all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which (i) indicates that all securities offered hereunder have been sold, or which (ii) deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be

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part of it from the date of the filing of such documents.


ITEM  4. DESCRIPTION OF SECURITIES

                  Not applicable.


ITEM  5. INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.


ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the directors' duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

         Section 145 of the Delaware General Corporation Law grants to the Company the power to indemnify each officer and director of the Company against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws of the Company provide for indemnification of each officer and director of the Company to the fullest extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Company has purchased and maintains a directors' and officers' liability policy for such purpose.

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ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         The Registrant relied upon the exemption provided in Section 4(2) of the Securities Act of 1933, for transactions by an issuer not involving any public offering, to justify the issuance, in the absence of a registration statement, of the restricted securities to be reoffered pursuant to this registration statement. The issuer offered these restricted securities under isolated circumstances to a very limited number of persons, all of whom agreed to hold these securities for investment purposes only.


ITEM 8.  EXHIBITS

                   4.1. Registrant's Second Restated Certificate of Incorporation (incorporated by reference to Registrant's Registration Statement No. 1-13527)


                   4.2. Registrant's By-laws (incorporated by reference to Registrant's Registration Statement on Form 8-A (File No. 1-13527).

                   4.3. Form of Common Stock Certificate (incorporated by reference to Registrant's Registration Statement on Form 8-A (File No. 1-13527).

                   4.4 Diagnon Corporation, 1988 Stock Option Plan

                   4.5. Diagnon Corporation, 1998 Stock Option Plan.

                   23.1. Consent of Deloitte & Touche LLP.


ITEM 9.  UNDERTAKINGS

                  The undersigned Registrant undertakes:

                  (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering; and


                  (4) insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on February 24, 1999.


DIAGNON CORPORATION


By       /s/ John C. Landon
         Chairman of the Board and President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature)        /s/ John C. Landon
(Title)           Chairman of the Board, President (C.E.O.) and Director
(Date)            February 24, 1999

(Signature)       /s/ David A. Newcomer
(Title)            Chief Financial Officer
(Date)            February 24, 1999

(Signature)       /s/ Michael P. O'Flaherty
(Title)           Chief Operating Officer and Secretary
(Date)            February 24, 1999

(Signature)        /s/ J. Thomas August
(Title)           Director
(Date)            February 24, 1999

(Signature)        /s/ Charles C. Francisco
(Title)           Director
(Date)            February 24, 1999


(Signature)        /s/ Charles F. Gauvin
(Title)           Director
(Date)            February 24, 1999


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                                  EXHIBIT INDEX


Exhibit Number         Description
---------------        ----------------------------------------------------------------------------------------

         4.1.          Registrant's Second Restated Certificate of Incorporation (incorporated by reference to
                       Registrant's Registration Statement No. 1-13527)

         4.2           Registrant's By-laws (incorporated by reference to Registrant's Registration Statement No.
                       1-13527)

         4.3           Form of Common Stock Certificate (incorporated by reference to Registrant's Registration
                       Statement No.1-13527)

         4.4           1988 Stock Option Plan

         4.5           1998 Stock Option Plan

         23.1          Consent of Deloitte & Touche LLP
